EXHIBIT 1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------X
IN RE                                      :
                                           :         CHAPTER 11 CASE NO.
WORLDCOM, INC., ET AL.,                    :         02-13533  (AJG)
                                           :
                                           :         (JOINTLY ADMINISTERED)
                               DEBTORS.
--------------------------------------------X


                    ORDER FIXING A TIME AND DATE FOR HEARING
                       TO CONSIDER ENTRY OF AMENDED ORDER
                 PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE
                 AUTHORIZING ACQUISITION OF DIGEX, INCORPORATED
                 ----------------------------------------------

           Upon the oral application of WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the "Debtors") seeking entry of an amended order pursuant to section 363 of title 11 of the United States Code (the "Bankruptcy Code") authorizing the acquisition of Digex, Incorporated (the "Amended Order"), a copy of which is annexed hereto as Exhibit A; and upon due deliberation, and good and sufficient cause appearing therefor, it is hereby

           ORDERED that a hearing to consider entry of the Amended Order shall be held before Honorable Arthur J. Gonzalez, United States Bankruptcy Judge, in Room 523 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York, 10004, on August 26, 2003, at 10:00 a.m. (Eastern Time) (the "Hearing"), or as soon thereafter as counsel may be heard; and it is further

           ORDERED that on or before August 22, 2003, the Debtors shall electronically serve a copy of this Order, the form of notice annexed hereto as Exhibit B, and the Amended Order upon each of the parties listed on the master service list maintained in the Debtors' chapter 11 cases, and such service shall be deemed good and sufficient service and notice of this Order, the Amended Order, the Hearing and all proceedings to be held thereon; and it is further

           ORDERED that responses or objections to the entry of the Amended Order, if any, must be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, and shall be filed with the Bankruptcy Court electronically in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov), by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect or any other Windows-based word processing format (with a hard-copy delivered directly to Chambers), and shall be served in accordance with General Order M-242 upon (i) the Debtors, 1133 19th Street, Washington, D.C. 20036, Attention:
Anastasia Kelly, Esq., General Counsel, (ii) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Lori R. Fife, Esq., attorneys for the Debtors; (iii) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st floor, New York, New York 10004,
Attention: Mary Elizabeth Tom, Esq.; (iv) Akin Gump Strauss Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022, Attention: Daniel Golden, Esq., attorneys for the statutory committee of creditors; (v) Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, Washington, DC 20036, Attention: Richard Thornburgh, Esq. attorneys for the examiner in these chapter 11 cases; and (e) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention:
Douglas Bartner, Esq. attorneys for the Debtors' postpetition lenders, and shall be filed with the Clerk of the United States Bankruptcy Court for the Southern


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
District of New York, in each case so as to be received no later than August 25, 2003, at 9:00 a.m. (Eastern Time).


Dated: New York, New York
       August __, 2003

                                      --------------------------------------
                                      UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT A


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------X
IN RE                                   :
                                        :         CHAPTER 11 CASE NO.
WORLDCOM, INC., ET AL.,                 :         02-13533 (AJG)
                                        :
                                        :         (JOINTLY ADMINISTERED)
                               DEBTORS. :
-----------------------------------------X

                      AMENDED ORDER PURSUANT TO SECTION 363
                       OF THE BANKRUPTCY CODE AUTHORIZING
                       ACQUISITION OF DIGEX, INCORPORATED
                       ----------------------------------

           Upon the motion, dated July 24, 2003 (the "Motion"), of WorldCom, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), for an order, pursuant to section 363 of title 11 of the United States Code (the "Bankruptcy Code") authorizing the acquisition of Digex, Incorporated, all as more fully set forth in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. ss.ss. 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. ss. 157(b); and venue being proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409; and due and proper notice of the Motion having been provided, and no other or further notice need be provided; and the relief requested in the Motion being in the best interests of the Debtors and their estates and creditors; and the Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before the Court (the "Hearing"); and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before the



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
Court and after due deliberation and sufficient cause appearing therefor, it is

           ORDERED that the Motion is granted; and it is further

           ORDERED that, pursuant to section 363 of the Bankruptcy Code, the Debtors are authorized to enter into the Stock Purchase Agreement(1); and it is further

           ORDERED that the Debtors are authorized to commence the Tender Offer for the Publicly Traded Shares and to acquire such shares for cash in the amount of $0.80 per share; and it is further

           ORDERED that, upon acquisition of the Preferred Stock and the Publicly Traded Shares, or necessary portion thereof, the Debtors are authorized to implement the Merger between Intermedia Investment and Digex; and it is further

           ORDERED that the Debtors are authorized to execute all documents and take all actions necessary or appropriate in furtherance of the Stock Purchase Agreement, the Tender Offer, and the Merger; and it is further

           ORDERED that, following consummation of the Tender Offer and the Merger, WorldCom, Inc. will have an administrative claim pursuant to section 503 of the Bankruptcy Code against Intermedia and its subsidiaries (the "Administrative Claim") in an amount equal to the sum of (i) the purchase price of the Preferred Stock, (ii) the purchase price for the Publicly Traded Shares (whether acquired pursuant to the Tender Offer or otherwise), and (iii) any other related costs; provided, however, that to the extent the Plan is confirmed by the Court, upon confirmation of the Plan, the Administrative Claim shall be deemed satisfied and no further obligations shall be due and owing on account of


-----------------
(1) Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Motion.



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
such claim; provided further, however, that in the event the Plan is not confirmed by the Court, nothing herein shall preclude the unofficial committee of noteholders of Intermedia Communications Inc. from objecting to the amount of the Administrative Claim under section 503 of the Bankruptcy Code; and it is further

           ORDERED that this Order shall be effective and enforceable immediately upon entry of this Order, pursuant to Fed. R. Bankr. P. 6004(g); and it is further

           ORDERED that the requirement under Rule 9013-1(b) of the Local Bankruptcy Rules for the Southern District of New York for the filing of a memorandum of law is waived.



Dated: New York, New York
August __, 2003

                                            -----------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT B

                            HEARING DATE AND TIME: AUGUST 26, 2003 @ 10:00 A.M.
                                OBJECTION DEADLINE: AUGUST 25, 2003 @ 9:00 A.M.


WEIL, GOTSHAL & MANGES LLP
Attorneys for Debtors and Debtors in Possession
767 Fifth Avenue
New York, NY 10153-0119
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Marcia L. Goldstein, Esq. (MG 2606)
Lori R. Fife, Esq. (LF 2839)
Alfredo R. Perez, Esq.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------X
                                          :
IN RE                                     :
                                          :        CHAPTER 11 CASE NO.
WORLDCOM, INC., ET AL.,                   :        02-13533  (AJG)
                                          :
                                          :        (JOINTLY ADMINISTERED)
                               DEBTORS.   :
-------------------------------------------x


                  NOTICE OF HEARING REGARDING ENTRY OF AMENDED
                 ORDER PURSUANT TO SECTION 363 OF THE BANKRUPTCY
               CODE AUTHORIZING ACQUISITION OF DIGEX, INCORPORATED
               ---------------------------------------------------

           PLEASE TAKE NOTICE that a hearing will be held before the Honorable Arthur J. Gonzalez, United States Bankruptcy Judge, in Room 523 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York, on August 26, 2003, at 10:00 a.m. (Eastern Time) (the "Hearing"), or as soon thereafter as counsel may be heard to consider the entry of the Amended Order Pursuant to Section 363 of the Bankruptcy Code Authorizing Acquisition of Digex, Incorporated (the "Amended Order").

           PLEASE TAKE FURTHER NOTICE that responses or objections to entry of the Amended Order, if any, must be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, and shall be filed with the Bankruptcy Court electronically in accordance with General Order M-242 (General Order M-242 and the User's Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov), by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format
(PDF), WordPerfect or any other Windows-based word processing format (with a hard-copy delivered directly to Chambers), and shall be served in accordance with General Order M-242 upon (i) the Debtors, 1133 19th Street, Washington, D.C. 20036, Attention: Anastasia Kelly, Esq., General Counsel, (ii) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention:
Lori R. Fife, Esq., attorneys for the Debtors; (iii) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st floor, New York, New York 10004, Attention: Mary Elizabeth Tom, Esq.; (iv) Akin Gump Strauss Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022,
Attention: Daniel Golden, Esq., attorneys for the statutory committee of creditors; (v) Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, Washington, DC 20036, Attention: Richard Thornburgh, Esq. attorneys for the examiner in these chapter 11 cases; and (e) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Douglas Bartner, Esq. attorneys for the Debtors' postpetition lenders, and shall be filed with the Clerk of the United States Bankruptcy Court for the Southern District of New York, in each case so as to be received no later than August 25, 2003, at 9:00 a.m. (Eastern
Time).

                     PLEASE TAKE FURTHER NOTICE THAT the statutory committee of unsecured creditors appointed in the Debtors' chapter 11 cases supports the entry of the Amended Order.


Dated: New York, New York
       August 22, 2003


                           --------------------------------------------
                           Marcia L. Goldstein, Esq. (MG 2606)
                           Lori R. Fife, Esq. (LF 2839)

                           WEIL, GOTSHAL & MANGES LLP
                           767 Fifth Avenue
                           New York, NY 10153-0119
                           Telephone: (212) 310-8000
                           Facsimile: (212) 310-8007

                                       and

                           Alfredo R. Perez, Esq.

                           WEIL, GOTSHAL & MANGES LLP
                           700 Louisiana, Suite 1600
                           Houston, TX 77002
                           Telephone: (713) 546-5000
                           Facsimile: (713) 224-9511

                           Attorneys for Debtors and
                           Debtors in Possession







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